Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Sandy Harrison
Semtech Corporation
(805) 480-2004
webir@semtech.com

Semtech Announces Fourth Quarter and Fiscal Year 2014 Results

•                 Quarterly Revenue of $126.5 Million

•                 Record Annual Revenue of $595.0 Million

•                 Record Annual Cash Flow from Operations of $118.0 Million

•                 Executed Strategic Business Realignment Resulting in $178.9 Million of  One-time Restructuring and Impairment Related Charges

•                 Repurchased Approximately 550,000 Shares for $15.0 Million

CAMARILLO, Calif., March 5, 2014 – Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its fourth quarter and fiscal year 2014, ended January 26, 2014.

Net revenue for the fourth quarter of fiscal year 2014 was $126.5 million, down 16 percent from the fourth quarter of fiscal year 2013 and down 10 percent from the third quarter of fiscal year 2014.  Net revenue for the full fiscal year 2014 was $595.0 million, up 3 percent from fiscal year 2013.

For the fourth quarter of fiscal year 2014, the Company recorded a net loss, computed in accordance with U.S. generally accepted accounting principles (GAAP), of $210.8 million or a loss of $3.12 per diluted share.  The Company also recorded $178.9 million in restructuring and impairment related charges resulting from its strategic decision to reduce the level of investment made in the optical long-haul market.  These special charges include non-cash items of $147.4 million for the impairment of goodwill and other intangible assets, $21.9 million for inventory and fixed asset reserves and $6.5 million for contract commitments.   These charges additionally include $3.1 million of one-time cash items associated with severance and contract cancelation liabilities.

- more -

2	Semtech Announces Fourth Quarter and Fiscal Year 2014 Results

Also during the fourth quarter of fiscal year 2014, Semtech recorded a $53.2 million valuation reserve against its deferred tax assets.

This compares to GAAP net income of $13.1 million or $0.19 per diluted share in the fourth quarter of fiscal year 2013 and GAAP net income of $12.5 million or $0.18 per diluted share in the third quarter of fiscal year 2014.  For the full fiscal year 2014, GAAP net loss was $164.5 million or a loss of $2.44 per diluted share, down from $41.9 million or $0.62 per diluted share in fiscal year 2013.  GAAP gross profit margin for the fourth quarter of fiscal year 2014 was 42.5 percent compared to 58.4 percent in the fourth quarter of fiscal year 2013 and 59.1 percent in the third quarter of fiscal year 2014.  GAAP gross profit margin for the fourth quarter of fiscal year 2014 was negatively impacted by inventory reserves and asset impairments related to the Company’s business realignment, which lowered gross margin by 16.7 percentage points.  GAAP gross profit margin for the full fiscal year 2014 was 56.3 percent compared to 54.4 percent in fiscal year 2013.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech’s non-GAAP results exclude the following items:

•                 Stock-based compensation expense

•                 Acquisition related fair value adjustments

•                 Transaction and integration related expenses

•                 Intangible amortization and impairments

•                 Release of prior accrued taxes on foreign earnings

•                 Option related expenses

•                 Effect of enacted tax rate changes

•                 Charges directly related to the strategic realignment, including:

-                   Impairment of goodwill

-                   Impairment of fixed assets

-                   Write-down of inventory

-                   Write-down of net U.S. deferred tax assets

Excluding the items listed above, non-GAAP net income for the fourth quarter of fiscal year 2014 was $15.5 million or $0.23 per diluted share.  Non-GAAP net income was $33.1 million or $0.49 per diluted share in the fourth quarter of fiscal year 2013 and was $24.1 million or $0.35 per diluted share in the third quarter of fiscal year 2014.  Non-GAAP net income for the full fiscal year 2014 was $106.6 million or $1.55 per diluted share.  This compares to Non-GAAP net income for fiscal year 2013 of $114.5 million or $1.70 per diluted share.

3	Semtech Announces Fourth Quarter and Fiscal Year 2014 Results

Non-GAAP gross profit margin for the fourth quarter of fiscal year 2014 was 59.6 percent.  Non-GAAP gross profit margin for the fourth quarter of fiscal year 2013 was 61.6 percent and 59.4 percent in the third quarter of fiscal year 2014.  Non-GAAP gross profit margin for the full fiscal year 2014 was 60.6 percent, which compares to 61.3 percent non-GAAP gross profit margin in fiscal year 2013.

As of January 26, 2014 Semtech had $246.9 million in cash, cash equivalents and marketable securities. This compares to $236.1 million in cash, cash equivalents and marketable securities at the end of fiscal year 2013 and $241.8 million in cash, cash equivalents and marketable securities at the end of the third quarter of fiscal year 2014.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “The continued pushout of communications Infrastructure capex spending resulted in a decline in our Advanced Communications Product group revenue. In addition, the move by some of our customers to potentially use their own internal ASIC solutions in the future led us to reduce our investments in the long haul optical market. The actions taken in Q4 2014 as a result of this revenue decline resulted in several significant restructuring and impairment charges in Q4.”

Maheswaran continued “Despite the challenging second half and the disappointing reduction in our Advanced Communications Product group revenue, fiscal year 2014 was another record year for revenue and operating cash flow for Semtech.  The Company finished the year with a record number of new design wins and new product introductions were the highest in 3 years.”  We believe the realignment of our product groups and the broad reduction in operating expenses, positions the Company to deliver future earnings growth as we continue our journey to become a $1 billion revenue company.”

The results announced today are preliminary, as they are subject to the Company finalizing its closing procedures and annual audit by the Company’s independent registered public accounting firm.  As such, these results are subject to revision until the Company will have filed its annual report on Form 10-K for fiscal year 2014.

4	Semtech Announces Fourth Quarter and Fiscal Year 2014 Results

First Quarter of Fiscal Year 2015 Outlook

•                  Net sales are expected to be in the range of $127.0 million to $133.0 million

•                  GAAP gross profit margin is expected to be in the range of 58.5% to 59.5%

•                  Non-GAAP gross profit margin is expected to be in the range of 59.0% to 60.0%

•                  GAAP SG&A expense is expected to be in the range of $30.8 million to $31.8 million

•                  GAAP R&D expense is expected to be in the range of $27.7 million to $28.4 million

•                  Stock-based compensation expense, is expected to be approximately $7.0 million, categorized as follows: $0.6 million cost of sales, $3.8 million SG&A, and $2.6 million R&D

•                  Amortization of acquired intangible assets is expected to be approximately $6.4 million

•    Restructuring charges are expected to be in the range of $0.5 million to $0.7 million

•                  Interest and other expense is expected to be approximately $1.9 million

•                  GAAP and non-GAAP tax rates are expected to be in the range of 14% to 16%

•                  GAAP earnings are expected to be in the range of $0.10 to  $0.14 per diluted share

•                  Non-GAAP earnings are expected to be in the range of $0.28 to $0.32 per diluted share

•                  Fully diluted share count is expected to be approximately 68.0 million shares

•                  Capital expenditures are expected to be approximately $9.0 million

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share and free cash flow.  To provide additional insight into the Company’s first quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above.  The non-GAAP gross profit, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above.  The non-GAAP presentation of free cash flow excludes capital expenditures.  These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s comparable financial performance between periods. In addition, the Company’s management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the fourth quarter of fiscal years 2014 and 2013 and the third quarter of fiscal year 2014 and a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the first quarter of fiscal year 2015.  These additional non-GAAP financial measures should not be  considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

5	Semtech Announces Fourth Quarter and Fiscal Year 2014 Results

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity.  Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations.  Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “estimate,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:  potential differences between the Company’s final audited results that have not been determined as of the date of this release and the unaudited results disclosed in this release, as a result of the completion of the Company’s financial closing procedures, final adjustments, review by the Company’s independent registered public accounting firm and other developments arising between now and the final audited results, the continuation and/or pace of key trends considered to be main contributors to the Company’s growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company’s products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end user markets;  adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company’s ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company.  Additionally, forward-looking statements

6	Semtech Announces Fourth Quarter and Fiscal Year 2014 Results

should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 27, 2013, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”, in the Company’s other filings with the Securities and Exchange Commission, and in material incorporated therein by reference.  In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized.  Reported results should not be considered an indication of future performance.  Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof.  Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment.  Products are designed to benefit the engineering community as well as the global community.  The company is dedicated to reducing the impact it, and its products, have on the environment.  Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction.  Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC.  For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered marks of Semtech Corporation.

SEMTECH CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2013
	Q4 2014	Q3 2014	Q4 2013	Q4 2014	Q4 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$126,534	$141,026	$150,603	$594,977	$578,827
Cost of sales	72,729	57,615	62,646	259,766	264,215
Gross profit	53,805	83,411	87,957	335,211	314,612
Operating costs and expenses:
Selling, general and administrative	26,421	30,849	37,386	125,379	149,070
Product development and engineering	37,805	31,948	29,959	137,437	120,009
Intangible amortization and impairments	36,524	7,349	8,177	61,540	29,944
Goodwill Impairment	116,686	-	-	116,686	-
Restructuring charges	3,086	-	-	3,086	-
Total operating costs and expenses	220,522	70,146	75,522	444,128	299,023
Operating income	(166,717)	13,265	12,435	(108,917)	15,589
Interest expense	(1,712)	(1,818)	(4,154)	(18,174)	(14,363)
Interest income and other (expense), net	(126)	(259)	(282)	(1,390)	(977)
Income (loss) before taxes	(168,555)	11,188	7,999	(128,481)	249
Provision (benefit) for taxes	42,253	(1,265)	(5,119)	35,985	(41,690)
Net income	$(210,808)	$12,453	$13,118	$(164,466)	$41,939

Earnings per share:
Basic	$(3.12)	$0.18	$0.20	$(2.44)	$0.64
Diluted	$(3.12)	$0.18	$0.19	$(2.44)	$0.62

Weighted average number of shares used in computing earnings per share:
Basic	67,523	67,792	66,371	67,471	65,809
Diluted	67,523	68,871	67,984	67,471	67,472

SEMTECH CORPORATION CONSOLIDATED BALANCE SHEETS (Table in thousands)

	January 26,	January 27,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$243,194	$223,192
Temporary investments	-	4,973
Accounts receivable, net	66,333	69,160
Inventories	60,267	74,878
Deferred tax assets	2,946	7,473
Prepaid taxes	4,993	7,794
Other current assets	15,863	18,523
Total current assets	393,596	405,993

Property, plant and equipment, net	110,121	101,837
Long-term investments	3,674	7,907
Deferred income taxes	348	33,563
Goodwill	276,898	393,584
Other intangible assets, net	140,944	206,058
Other assets	23,359	22,071
Total assets	$948,940	$1,171,013

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,015	$51,991
Accrued liabilities	44,148	49,276
Deferred revenue	7,267	3,745
Current portion - long term debt	18,529	48,449
Deferred tax liabilities	930	4,221
Total current liabilities	110,889	157,682

Deferred tax liabilities - non-current	3,626	2,042
Long term debt - less current	273,293	282,286
Other long-term liabilities	25,288	34,177
Stockholders’ equity	535,844	694,826
Total liabilities & stockholders’ equity	$948,940	$1,171,013

SEMTECH CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Table in thousands)

			Twelve Months Ended
			January 26,	January 27,
			2014	2013
			(Unaudited)

Operating activities:
Net income			$(164,466)	$41,939
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions			282,447	60,029
Net cash provided by operating activities			117,981	101,968
Net cash used in investing activities			(33,938)	(431,012)
Net cash (used in) provided by financing activities			(64,041)	325,149
Effect of exchange rate increase on cash and cash equivalents			-	65
Net increase (decrease) in cash and cash equivalents			20,002	(3,830)
Cash and cash equivalents at beginning of period			223,192	227,022
Cash and cash equivalents at end of period			$243,194	$223,192

SEMTECH CORPORATION SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME (Tables in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2013
Stock-based Compensation Expense	Q4 2014	Q3 2014	Q4 2013	Q4 2014	Q4 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$519	$413	$377	$1,665	$1,218
Selling, general and administrative	193	3,449	5,113	12,071	14,965
Product development and engineering	2,268	2,967	2,311	10,854	8,345
Total stock-based compensation expense	$2,980	$6,829	$7,801	$24,590	$24,528

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2012
Gross Profit - Reconciliation GAAP to Non-GAAP	Q4 2014	Q3 2014	Q4 2013	Q4 2014	Q4 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$53,805	$83,411	$87,957	$335,211	314,612
Adjustments to GAAP gross profit:
Stock-based compensation expense	519	413	377	1,665	1,218
Expiration of acquired return rights	-	-	-	-	(676)
Acquisition related fair value adjustments	-	-	4,382	2,408	39,406
Restructuring charges	16,776	-	-	16,776	-
Impairment Charges	4,342	-	-	4,342	-
Non-GAAP gross profit	$75,442	$83,824	$92,716	$360,401	$354,560

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2012
Net Income - Reconciliation GAAP to Non-GAAP	Q4 2014	Q3 2014	Q4 2013	Q4 2014	Q4 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$(210,808)	$12,453	$13,118	$(164,466)	$41,939

Adjustments to GAAP net income:
Stock-based compensation expense	$2,980	$6,829	$7,801	$24,590	$24,528
Acquisition related fair value adjustments	339	338	4,721	3,762	40,638
Transaction and integration related expenses	(1,873)	607	2,377	168	24,110
Environmental monitoring and remediation reserves	-	-	1,500	-	4,040
Intangible amortization and impairments	6,587	7,349	8,177	31,602	29,944
Restructuring charges	3,086	-	-	3,086	-
Impairment charges	59,075	-	-	59,075	-
Goodwill impairment	116,686			116,686
Writeoff of deferred financing costs and refinancing fees	-	-	-	8,773	-

Total before taxes	186,880	15,123	24,576	247,742	123,260
Associated tax effect	39,400	(3,477)	(4,632)	23,318	(50,667)
Total of supplemental information net of taxes	226,280	11,646	19,944	271,060	72,593
Non-GAAP net income	$15,472	$24,099	$33,062	$106,594	$114,532

Diluted GAAP earnings per share	$(3.12)	$0.18	$0.19	$(2.44)	$0.62
Adjustments per above	3.35	0.17	0.30	3.99	1.08
Diluted non-GAAP earnings per share	$0.23	$0.35	$0.49	$1.55	$1.70

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 27,	January 26,	January 27,
	2014	2013	2013	2014	2013
Tax Impact Associated With Supplemental Information	Q4 2014	Q3 2014	Q4 2013	Q4 2014	Q4 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Adjustments to GAAP net income:
Stock-based compensation expense	$893	$1,293	$235	5,985	$5,120
Acquisition related fair value adjustments	(13)	111	1,221	734	7,794
Transaction and integration related expenses	208	202	545	887	4,746
Environmental monitoring and remediation reserves	-	-	596	-	1,303
Intangible amortization and impairments	1,405	1,871	2,035	7,768	5,217
Release of prior accrued taxes on foreign earnings	-	-	-	-	23,443
Restructuring charges	1,865	-	-	1,865	-
Impairment charges	9,432	-	-	9,432	-
Goodwill impairment	-	-	-	-	-
Valuation allowance	(53,191)	-	-	(53,191)	-
Write off of deferred financing costs and refinancing fees	-	-	-	3,202	-
Effect of enacted tax rate changes	-	-	-	-	3,044
Total of associated tax effect	(39,400)	$3,477	$4,632	$(23,318)	$50,667

	Three Months Ended
	January 26,	October 27,	January 27,
	2014	2013	2013
	Q4 2014	Q3 2014	Q4 2013
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$30,598	$28,939	35,189
Net Capital Expenditure	(6,411)	(7,185)	(5,151)
Free Cash Flow:	$24,187	$21,754	$30,038

Q1 FY15 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	$0.10	$0.14

Stock based compensation expense	0.08	0.08
Transaction and integration related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.09

Non-GAAP EPS	$0.28	$0.32